Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-2 of Elbit Vision Systems Ltd. of our report dated March 21, 2004, relating to the 2003 consolidated financial statements which appear in Elbit Vision Systems Ltd.‘s Form 6-K for the month of April 2004, filed with the Securities and Exchange Commission on April 2, 2004. We also consent to the reference to us under the heading “Experts” in this Registration System.

/s/KESSELMAN & KESSELMAN

Tel-Aviv, Israel
June 9, 2004